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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549




                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



                       September 30, 1998
                        (Date of report)


                   LOGIC DEVICES INCORPORATED
     (Exact name of registrant as specified in its charter)




                           California
                  (State or other jurisdiction
                       of incorporation)

0-17187                                        94-2893789
(Commission                                     (IRS Employer
File Number)                                  Identification No.)

                      1320 Orleans Avenue
                  Sunnyvale, California  94089
       (Address of principal executive offices)(Zip Code)


                         (408) 542-5400
      (Registrant's telephone number, including area code)

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Item 7.  Financial Statements,Pro Forma Financial Information
and Exhibits

          (a)  Financial Statements of Business Acquired

               None

          (b)  Pro Forma Financial Information

               None

          (c)  Exhibits

          Exhibit No.    Description

          99.1      Text of Press Release dated September 22, 1998


Item 8.  Change in Fiscal Year

     The information set forth in the attached press release of Logic Devices Incorporated ("Logic") dated September 22, 1998 is incorporated by reference. Logic's Board of Directors adopted the change in fiscal year on September 17, 1998.
Logic intends to file a transition report on Form 10-K for the nine-month transition period ending September 30, 1998.

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                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        LOGIC DEVICES INCORPORATED
                                        a California corporation


Date:  September 30, 1998               By: /s/ William J. Volz
                                        William J. Volz
                                        President and
                                        Chief Executive Officer

Date:  September 30, 1998               By: /s/ Mary C. deRegt
                                        Mary C. deRegt
                                        Chief Financial Officer and
                                        Principal Financial and
                                        Accounting Officer

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                        EXHIBIT 99.1

LOGIC DEVICES ANNOUNCES CHANGE IN FISCAL YEAR-END

SUNNYVALE, Calif. (September 22, 1998) - LOGIC Devices Inc. (Nasdaq: LOGC), today announced that its Board of Directors has approved a resolution to change the Company's fiscal year to October 1 through September 30, effective immediately. The Company previously reported results on a calendar fiscal year model of January 1 through December 31.

As a result of this action, the quarter ending September 30, 1998 will be the close of a nine month fiscal 1998. Reporting for the quarter ending September 30, 1998 will be audited numbers, versus interim unaudited numbers normally reported for a mid-year quarter. The Company has initiated work with its independent auditors to release fiscal year audited financials on an expedited schedule. The Company currently expects the audit to be completed during the fourth week of October.

Established in 1983, Logic Devices develops and markets high performance integrated circuits. The company's products include high speed digital signal processing components that are used in television broadcast and medical video image processing applications, computers and workstations, telecommunications, instrumentation, and smart weapons systems.

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